UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HRPT Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-6558834
(State of Organization)	(IRS Employer Identification No.)

400 Centre Street, Newton, MA	02458
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates:                                (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7 1/8% Series C Cumulative Redeemable Preferred Shares	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 7 1/8% Series C Cumulative Redeemable Preferred Shares, $.01 par value per share (the “Series C Preferred Shares”), of HRPT Properties Trust (the “Registrant”) is contained in the Prospectus dated June 28, 2004 (File No. 333-114285), as supplemented by the Prospectus Supplement dated February 2, 2006 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. Such Prospectus, as so supplemented, is incorporated herein by reference.

Item 2.  Exhibits

Exhibit Number	Description of Exhibit

1.1

Composite copy of Third Amendment and Restatement of Declaration of Trust dated July 1, 1994, as amended to date, of the Registrant. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 12, 2005)

1.2

Articles Supplementary, dated November 4, 1994, to Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 creating the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED MAY 27, 1998)

1.3

Articles Supplementary, dated May 13, 1997, to Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 increasing the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED MAY 27, 1998)

1.4

Articles Supplementary, dated May 22, 1998, to Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 increasing the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED MAY 27, 1998)

1.5

Articles Supplementary, dated May 10, 2000, to Third Amendment and Restatement of Declaration of Trust dated July 1, 1994, electing for the Trust to be subject to certain sections of the Maryland General Corporation Law. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENEDED MARCH 31, 2000)

1.6

Articles Supplementary, dated February 16, 2001, to Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 creating the Series A Cumulative Redeemable Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED FEBRUARY 16, 2001)

1.7

Articles Supplementary, dated September 6, 2002, to Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 creating the Series B Cumulative Redeemable Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2002)

1.8

Articles Supplementary, dated June 16, 2003, to Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 increasing the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED JANUARY 7, 2004)

1.9

Articles Supplementary, dated January 7, 2004, to Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 increasing the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED JANUARY 7, 2004)

1.10

Articles Supplementary, dated March 16, 2005, to Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 increasing the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED MARCH 16, 2005)

1.11

Articles Supplementary, dated September 12, 2005, to Third Amendment and Restatement of Declaration of Trust, dated July 1, 1994, increasing the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 12, 2005)

1.12

Articles Supplementary, dated February 2, 2006, to the Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 creating the Series C Cumulative Redeemable Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED FEBRUARY 2, 2006)

1.13

Composite Copy of Amended and Restated By-Laws dated March 20, 2003, as amended to date, of the Registrant. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED MARCH 10, 2004)

1.14	Form of Common Share Certificate. (INCORPORATED BY REFERENCE TO THE COMPANY’S CURRENT REPORT ON FORM 8-K, DATE MARCH 11, 1999)

1.15	Form of temporary 9 7/8% Series A Cumulative Redeemable Preferred Share Certificate. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED FEBRUARY 16, 2001)

1.16	Form of temporary 8 3/4% Series B Cumulative Redeemable Preferred Share Certificate. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 6, 2002)

1.17	Form of temporary 7 1/8% Series C Cumulative Redeemable Preferred Share Certificate. (INCORPORATED BY REFERENCE TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K DATED FEBRUARY 2, 2006)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HRPT PROPERTIES TRUST

Date: February 2, 2006	By:	/s/ John C. Popeo
John C. Popeo
Treasurer and Chief Financial Officer